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Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of The Bear Stearns Companies Inc. on Form S-3 of our reports dated January 15, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Bear Stearns Companies Inc. for the year ended November 30, 2002, and to the reference to us under the heading "Experts" in the prospectus, which is part of the Registration Statement.

/s/ Deloitte & Touche LLP

October 16, 2003
New York, New York

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INDEPENDENT AUDITORS' CONSENT